Exhibit 99.1
Last Updated       10/25/2007
Pinnacle West Capital Corporation
Quarterly Consolidated Statistical Summary
Periods Ended September 30, 2007 and 2006
List of Contents

2007 Third Quarter Summary
2007 by Quarter
2006 by Quarter
2005 by Quarter
2004 by Quarter
Quarters may not sum to totals due to rounding.
The definitions of terms used in this statistical summary are contained in the “Glossary of Terms” on the Pinnacle West website at:
http://www.pinnaclewest.com/files/investors/2007Q3QuarStatsGloss.pdf
This statistical data may be graphed in various quarterly or annual comparisons using the “Interactive Charts” tool on the Pinnacle West website at:
http://www.pinnaclewest.com/main/pnw/investors/financials/quarterly/landing.html